FIRST AMENDMENT TO
                                 LOAN AGREEMENT

          THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "First Amendment"), dated as of December 19, 2001, amends the Loan Agreement by and among FRESH BRANDS, INC., a Wisconsin corporation, FRESH BRANDS DISTRIBUTING, INC., a Wisconsin corporation, DICK'S SUPERMARKETS, INC., a Wisconsin corporation as successor in interest to Schultz Acquisition Corp. (collectively, "Co-Borrowers" and individually a "Co-Borrower"), M&I MARSHALL & ILSLEY BANK, a Wisconsin banking corporation ("M&I") and FIRSTAR BANK, N.A., a national banking association ("Firstar") (collectively, the "Banks" and individually a "Bank"), dated as of June 16th, 2001.

          1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

          2. Amendments. The parties hereby agree to amend the Loan Agreement as follows:

          (A) Section 5(a)(i) Tangible Net Worth is deleted in its entirety and the following inserted in its place:

          Tangible Net Worth. Permit Tangible Net Worth at the end of each fiscal quarter to be less than Twenty Million Dollars
          ($20,000,000.00), plus 50% of their consolidated positive Net Earnings arising on or after January 1, 2001.

          3. Conditions Precedent. This First Amendment shall become effective on the date that the Banks shall have received each of the following (the "Effective Date"):

          (A) this First Amendment, duly executed by an authorized representative of the Co-Borrowers and the Banks;

          (B) a copy of the resolutions of the Boards of Directors of the Co-Borrowers authorizing the execution, delivery and performance of this First Amendment and all other matters contemplated hereby, certified for accuracy and due adoption by an authorized officer of the Co-Borrowers as of the date of this First Amendment; and

          (C) such other documentation as the Banks may reasonably request.

          4. Representations and Warranties. The Co-Borrowers certify that the representations and warranties contained in the Loan Agreement are true and correct as of the date of this First Amendment, and that, after giving effect to the transactions contemplated by this First Amendment, no condition, event, act or omission has occurred which would constitute a Default or Event of Default under the Loan Agreement.

          5. Full Force and Effect. Except as provided herein, all of the terms and conditions set forth in the Loan Agreement, and all additional documents entered into in connection with the Loan Agreement, shall remain unchanged and shall continue in full force and effect as originally set forth.
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          6. Binding Effect. This First Amendment shall be binding upon the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first listed above.

                                      CO-BORROWERS:

                                      FRESH BRANDS, INC.


                                      By: /s/ Armand C. Go
                                         ---------------------------------------
                                      Armand C. Go, Vice President, Chief
                                      Financial Officer, Secretary and Treasurer

                                      FRESH BRANDS DISTRIBUTING, INC.


                                      By: /s/ Armand C. Go
                                         ---------------------------------------
                                      Armand C. Go, Vice President, Chief
                                      Financial Officer, Secretary and Treasurer

                                      DICK'S SUPERMARKETS, INC.


                                      By: /s/ Robert Brodbeck
                                         ---------------------------------------
                                      Robert Brodbeck, President

                                      BANKS:

                                      M&I MARSHALL & ILSLEY BANK


                                      By: /s/ Ronald J. Carey
                                         ---------------------------------------
                                      Ronald J. Carey, Vice President

                                      ATTEST:


                                      By: /s/ Thomas F. Bickelhaupt
                                         ---------------------------------------
                                      Thomas F. Bickelhaupt, Vice President

                                      FIRSTAR BANK, N.A.


                                      By: /s/ Caroline V. Krider
                                         ---------------------------------------
                                      Caroline V. Krider, Vice President and
                                      Senior Lender

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